Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights”, “Other Service Providers” and “Independent Registered Public Accounting Firm” included in the Proxy Statement/Prospectus in the Registration Statement (Form N-14) and to the incorporation by reference of our report dated February 26, 2021, for William Blair Small Cap Value Fund (a series of William Blair Funds) in the Registration Statement (Form N-14) of William Blair Funds filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, IL

May 21, 2021